BANCAMERICA ROBERTSON STEPHENS
555 California Street
San Francisco, California 94104
Toll Free (888) 445-6678

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                           CONTINENTAL CIRCUITS CORP.
                                       AT

                              $23.90 NET PER SHARE
                                       BY

                           HADCO ACQUISITION CORP. II
                           A WHOLLY-OWNED SUBSIDIARY
                                       OF

                               HADCO CORPORATION

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON THURSDAY, MARCH 19, 1998, UNLESS THE OFFER IS EXTENDED

To Brokers, Dealers, Commercial Banks,                         February 20, 1998
Trust Companies and Other Nominees:

     We have been appointed by Hadco Acquisition Corp. II, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Hadco Corporation, a Massachusetts corporation, to act as Dealer Manager in connection with Purchaser's offer to purchase for cash all of the outstanding shares of common stock, $.01 par value (the "Shares"), of Continental Circuits Corp., a Delaware corporation (the "Company"), for $23.90 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 20, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer") enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     Enclosed for your information and forwarding to your clients are copies of the following documents:

          1.  Offer to Purchase dated February 20, 1998.

          2. Letter of Transmittal to tender Shares for your use and for the information of your clients. Manually signed facsimile copies of the Letter of Transmittal may be used to tender Shares.

          3. A letter to stockholders of the Company from Frederick G. McNamee, III, President and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company and mailed to stockholders of the Company.

          4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.

          5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.
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          6.  Guidelines of the Internal Revenue Service for Certification of
     Taxpayer Identification Number on Substitute Form W-9.

          7.  A return envelope addressed to BankBoston, N.A., the Depositary.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, MARCH 19, 1998, UNLESS THE OFFER IS EXTENDED.

     Please note the following:

          1.  The tender price is $23.90 per Share, net to the seller in cash.

          2. The Offer is subject to there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) 90% of the outstanding Shares (subject to modification as described in the Offer to Purchase) on a fully diluted basis and certain other conditions. See the Introduction and Sections 1 and 14 of the Offer to Purchase.

          3.  The Offer is being made for all of the outstanding Shares.

          4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, backup federal income tax withholding at a rate of 31% may be required, unless an exemption is provided or unless the required tax identification information is provided. See Instruction 10 of the Letter of Transmittal.

          5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, March 19, 1998, unless the Offer is extended.

          6. The board of directors of the Company has unanimously determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair to, and in the best interests of, the Company and its stockholders, has approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, and unanimously recommends that the Company's stockholders accept the Offer and tender all their Shares pursuant thereto.

          7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for such Shares (the "Certificates") pursuant to the procedures set forth in Section 3 of the Offer to Purchase, or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, and (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when Certificates are actually received by the Depositary.

     In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) and any required signature guarantees or other required documents should be sent to the Depositary and (ii) Certificates representing the tendered Shares or a timely Book-Entry Confirmation should be delivered to the Depositary in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders of Shares wish to tender, but it is impracticable for them to forward their Certificates or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase.
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     Neither Purchaser nor Hadco Corporation will pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Shares pursuant to the Offer (other than the Dealer Manager, the Depositary and the Information Agent as described in the Offer to Purchase). Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Offer should be addressed to MacKenzie Partners, Inc., the Information Agent for the Offer, at 156 Fifth Avenue, New York, New York 10010, (212) 929-5000 or to BancAmerica Robertson Stephens, the Dealer Manager for the Offer, at 555 California Street, San Francisco, CA 94104, (888) 445-6678.

     Requests for copies of the enclosed materials may also be directed to the Dealer Manager or to the Information Agent at the above addresses and telephone numbers.

                                      Very truly yours,

                                      BANCAMERICA ROBERTSON STEPHENS

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF PURCHASER, HADCO CORPORATION, THE COMPANY, THE DEALER MANAGER, THE DEPOSITARY, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.